                                                         Exhibit No. EX-99.17.a.

                                 CODE OF ETHICS

                      DELAWARE INVESTMENTS' FAMILY OF FUNDS

CREDO
It is the duty of all Delaware Investment  employees,  officers and directors to conduct  themselves with  integrity,  and at all times to place the interests of shareholders  first.  In the  interest of this credo,  all  personal  securities transactions will be conducted  consistent with the Code of Ethics and in such a manner as to avoid any actual or potential  conflict of interest or any abuse of an individual's  position of trust and responsibility.  The fundamental standard of this Code is that personnel  should not take any  inappropriate  advantage of their positions.

Rule  17j-1  under the  Investment  Company  Act of 1940 (the  "Rule")  makes it unlawful for certain persons, including any employee, officer or director of the
Fund,  the  Fund's  investment  adviser/sub-adviser,  and the  Fund's  principal underwriter,  in  connection  with  the  purchase  or sale by such  person  of a security held or to be acquired by the Fund:

(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the  statements  made to the Fund, in light of the circumstances in which they are made, not misleading;

(3) To engage in any act,  practice or course of business that operates or would operate as a fraud or deceit on
the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.

The Rule also  requires that each  Delaware  Investments'  Fund and its Adviser, sub-adviser, and principal underwriter adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in  violation  of the above  standard  and shall use  reasonable  diligence  and institute procedures reasonably necessary to prevent violations of the Code.

This Code of Ethics is being  adopted  by the  Delaware  Investments'  Family of
Funds (collectively "Delaware") in compliance with the requirement of Rule 17j-1 and to effect the purpose of the Credo set forth  above,  and to comply with the recommendations of the Investment Company Institute's Advisory Group on Personal
Investing.

DEFINITIONS:

"Access  person"  means  a  supervised   person  who  has  access  to  nonpublic
information  regarding clients' securities  transactions,  is involved in making securities  recommendations to clients,  who has access to such  recommendations that are  nonpublic,  or who has access to nonpublic  information  regarding the portfolio  holdings  of a Fund or any  director,  trustee,  general  partner  or
Advisory Person of a fund or of a fund's investment  adviser, or any employee of a fund or of a fund's  investment  adviser  who, in  connection  with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information  regarding a fund's future purchases or sales of portfolio  securities.  Those persons  deemed Access Persons will be notified of this designation.

"Advisory  person" means any employee of the fund or investment  adviser who, in connection with his or her regular  functions or duties makes,  participates in, or obtains information regarding the purchase or sale of Covered Securities by a
Fund,  or whose  functions  relate  to the  making of any  recommendations  with respect to the purchase or sales.

"Affiliated  person"  means any  officer,  director,  partner,  or employee of a
Delaware Fund or any subsidiary of Delaware  Management  Holdings,  Inc. and any other person so designated by the Compliance Department.

"Beneficial  ownership"  shall be as defined  in  Section  16 of the  Securities
Exchange  Act of 1934  and  the  rules  and  regulations  thereunder.  Generally
speaking,   a  person  who,  directly  or  indirectly,   through  any  contract,
arrangement, understanding, relationship or otherwise, has or shares a direct or indirect  pecuniary  interest  in a  security,  is a  "beneficial  owner" of the security.  For example, a person is normally regarded as the beneficial owner of securities  held by  members of his or her  immediate  family  sharing  the same household.  Additionally,  ownership of derivative  securities  such as options, warrants  or  convertible  securities  which  confer  the right to  acquire  the underlying  security at a fixed price  constitutes  beneficial  ownership of the underlying security itself.

"Control"  shall mean  investment  discretion  in whole or in part of an account regardless  of beneficial  ownership,  such as an account for which a person has power of attorney or authority to effect transactions.

"De Minimis Purchases or Sales" shall mean purchases or sales by covered persons of up to 500 shares of stock in a company that is in the Standard and Poor's 500
Index provided that Delaware has not traded more than 10,000 shares of that same stock  during the last two  trading  days and there are no open  orders for that stock on the Trading Desk.

"High Quality  Short-Term Debt Instruments" shall mean any instrument that has a maturity  at  issuance of less that 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization.

"Interested  Director"  means a director  of the  investment  company  who is an interested  person  within  the  meaning  of  Section  2(a)(19)  of the  Act.  A
"Disinterested  Director"  is a director who is not an  interested  person under
Section 2(a)(19) of the Act.

"Investment  Personnel" means any employee,  other than a Portfolio Manager who, in connection  with his/her regular  functions or duties,  makes or participates in,  the  making  of  investment  decisions  affecting  an  investment  company.
Investment  Personnel  also  include the staff who  support a Portfolio  Manager including analysts,  administrative  assistants,  etc.  Investment  Personnel by definition are Access Persons.

"Managed  Accounts"  means an account that is  professionally  managed through a wrap program.  Managed  Accounts  require  pre-approval  through the  Compliance
Department  prior to starting up the account.  The  Compliance  Department  will consider the facts and circumstances of the account, including the functions and duties of the employees,  when approving or denying such accounts.  In addition, preclearance is exempt with Managed Accounts,  however, all trades still require reporting and duplicate  statements and confirmations are required to be sent to the Compliance  Department.  Preclearance is only exempt for trades initiated by the wrap manager. All trades initiated by the employee require preclearance.

"Portfolio  Manager"  means any person who, in connection  with his/her  regular functions  or  duties,  makes or  participates  in,  the  making  of  investment decisions effecting an investment company.  Portfolio Managers by definition are access persons.

"Security"  shall  have the  meaning  as set forth in  Section  2(a)(36)  of the
Investment  Company Act of 1940,  except  that it shall not  include  securities issued or  guaranteed  by the  government  of the United States or by any of its federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, unit  investment  trusts,  shares of open-end  registered  investment  companies
(excluding   mutual  funds  which  Delaware   Investments  is  the  adviser  and
sub-adviser,  see Appendix A for a list of these Funds,  excluding  money market funds),  and municipal fund securities  (i.e. 529 Plans)  (excluding the TAP 529
Plan).  In addition,  the  purchase,  sale or exercise of a derivative  security shall constitute the purchase or sale of the underlying  security.  However, the purchase  or sale of the debt  instrument  of an issuer  which does not give the holder the right to  purchase  the  issuer's  stock at a fixed  price,  does not constitute a purchase or sale of the issuer's stock.

Security being  "considered  for purchase or sale" or "being  purchased or sold"
means when a  recommendation  to purchase or sell the security has been made and communicated  to the  Trading  Desk and with  respect to the  person  making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

Security  "held or to be  acquired"  by a fund  means (i) any  covered  security which,  within the most recent fifteen days (a) is or has been held by the fund;
or (b) is being, or has been,  considered by the fund or its investment  adviser for  purchase  by the fund;  and (ii) any option to  purchase  or sell,  and any security convertible into or exchangeable for, a covered security.

PROHIBITED ACTIVITIES

I.   The following restrictions apply to all Affiliated Persons, Access Persons,
     Investment Personnel and Portfolio Managers.

(a) No Affiliated  Person or Access Person shall engage in any act,  practice or course of conduct,  which would  violate the  provisions of Rule 17j-1 set forth above.

(b) No Affiliated  Person or Access Person shall  purchase or sell,  directly or indirectly, any security which to his/her knowledge is being actively considered for purchase or sale by Delaware;  except that this prohibition  shall not apply to:

     (A)  purchases  or sales that are  nonvolitional  on the part of either the
     Person or the Fund;
     (B) purchases which are part of an automatic dividend reinvestment plan;
     (C) purchases  effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
     (D) other  purchases  and sales  specifically  approved by the President or
     Chief Executive Officer,  with the advice of the General Counsel and/or the
     Compliance   Director,   and  deemed  appropriate  because  of  unusual  or
     unforeseen circumstances.  A list of securities excepted will be maintained by the Compliance Department.
     (E) purchases or sales made by a wrap manager in an Affiliated  Person's or
     Access Person's  managed  account  provided that such purchases or sales do not reflect a pattern of conflict.

(c) Except for trades  that meet the  definition  of de minimis,  no  Affiliated
Person or Access  Person may execute a buy or sell order for an account in which he or she has  beneficial  ownership  or  control  until the third  trading  day following the execution of a Delaware buy or sell order in that same security.

(d) No  Affiliated  Person or Access  Person may  purchase  an initial  purchase offering (IPO) without first receiving preclearance.

(e) No  Affiliated  Person,  Access  Person  Investment  Personnel  or Portfolio
Managers  may purchase  any private  placement  without  express  PRIOR  written consent by the Compliance Department. All private placement holdings are subject to  disclosure to the  Compliance  Department.  Any  Affiliated  Person,  Access
Person, Investment Personnel or Portfolio Manager that holds a private placement must receive  permission  from the Compliance or Legal  Department  prior to any participation  by such person in a Fund's  consideration of an investment in the same issuer.

(f) Despite any fault or impropriety, any Affiliated Person or Access Person who executes a buy or sell for an account in which he/she has  beneficial  ownership or control  either (i) before the third trading day following the execution of a
Delaware order in the same security, or (ii) when there are pending orders for a
Delaware  transaction as reflected on the open order blotter,  shall forfeit any profits  made (in the  event of  purchases)  or loss  avoided  (in the  event of sales),  whether  realized  or  unrealized,  in the period  from the date of the personal transaction to the end of the proscribed trading period. Payment of the amount  forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be  forwarded  to the  Compliance
Department.

(g) Except for Managed Accounts meeting the provisions of Section I(b)(E) above, each  Affiliated  Person  or  Access  Person's  personal  transactions  must  be precleared by using the Personal  Transaction  System.  The information  must be submitted prior to entering any orders for personal  transactions.  Preclearance is only valid for the day the request is submitted. If the order is not executed the same day,  the  preclearance  request  must be  resubmitted.  Regardless  of preclearance, all transactions remain subject to the provisions of (d) above.

(h)  Disinterested  Directors  of the  Fund or its  investment  adviser  are not subject to part (c),  (d),  (e), (f) or (g) of this section  unless the director knew or, in the ordinary  course of fulfilling his or her official duties should have  known,  that  during  the 15 day  period  immediately  before or after the director's  transaction  in a covered  security,  the Fund purchased or sold the covered security, or the Fund or its investment adviser considered purchasing or selling the covered security.

(i) All Mutual Funds that are now subject to the Code of Ethics will be required to be held for a minimum of 60 days before selling the fund at a profit. Closing positions at a loss is not prohibited.

II.  In  addition  to  the  requirements  noted  in  Section  I,  the  following additional  restrictions  apply to all  Investment  Personnel and Portfolio
     Managers.

(a)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from purchasing any initial public offering (IPO).

(b)  Short  term  trading  resulting  in a profit  is  prohibited.  All  opening positions  must be held for a period of 60 days, in the  aggregate,  before they can be closed at a profit.  Any short term  trading  profits  are subject to the disgorgement  procedures  outlined  above  and at the  maximum  level of  profit obtained. The closing of positions at a loss is not prohibited.

(c)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from receiving  anything  of more than a de  minimis  value from any person or entity that does business with or on behalf of any fund or client.  Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(d) All  Investment  Personnel  and  Portfolio  Managers  require  PRIOR written approval  from the Legal or Compliance  Department  before they may serve on the board of directors of any public company.

III. In addition to the  requirements  noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.

(a) No  Portfolio  Manager  may  execute a buy or sell order for an account  for which he/she has beneficial ownership within seven calendar days before or after an investment  company or separate  account that he/she  manages  trades in that security.

(b) Despite  any fault or  impropriety,  any  Portfolio  Manager who  executes a personal  transaction  within seven  calendar days before or after an investment company or separate  account that he/she manages trades in that security,  shall forfeit any profits  made (in the event of  purchases)  or loss  avoided (in the event of sales), whether realized or unrealized,  in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the  amount  forfeited  shall be made by check  or in cash to a  charity  of the person's  choice and a copy of the check or  receipt  must be  forwarded  to the
Compliance Department.

REQUIRED REPORTS

I.   The following  reports are required to be made by all  Affiliated  Persons,
     Access Persons,  Investment  Personnel,  Portfolio  Managers and Interested
     Directors.

(a) Disclose  brokerage  relationships  at employment and at the time of opening any new account.

(b) Direct their  brokers to supply to the  Compliance  Department,  on a timely basis,  duplicate copies of all  confirmations and statements for all securities accounts and Managed Accounts.
(c) All Delaware  Investments  Mutual Funds and Optimum  Funds  accounts will be required to be held in-house.

(d) Each quarter,  no later than 20 days after the end of the calendar  quarter, submit to the Compliance  Department a personal  transaction summary showing all transactions  in  securities  in accounts  which such person has or acquires any direct or indirect beneficial ownership.  Each Director who is not an interested person shall submit the  quarterly  reports only for  transactions  where at the time  of the  transaction  the  director  knew,  or in the  ordinary  course  of fulfilling his official duties as a director should have known,  that during the fifteen day period  immediately  preceding  the date of the  transaction  by the director,  such  security  was  purchased  or sold by the  Fund's  or was  being considered for purchase or sale by the Fund's.

Every report will contain the following information:

     (i) the date of the transaction,  the name and the number of shares and the principal amount of each security involved;
     (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);
     (iii) the price at which the transaction was effected;
     (iv) the name of the broker, dealer or bank effecting the transaction.

(e) All Affiliated Persons must annually certify that they have read, understand and  complied  with  this  Code of  Ethics  and  all  disclosure  and  reporting requirements contained therein.

II.  In  addition  to the above  reporting  requirements,  all  Access  Persons,
     Investment Personnel and Portfolio Mangers must:

(a)  Provide an initial holdings report no later than 30 days upon  commencement of employment that discloses all personal securities holdings.

(b)  Provide an annual  holdings  report  containing  information  regarding all personal securities  holdings.  This report must be current as of a date no more than 45 days before the report is submitted.

III. Disinterested  Directors of the Fund or the Fund's  investment  adviser are not subject to the provisions noted in this Required Reports section.

SANCTIONS/VIOLATIONS

Strict  compliance with the provisions of the Code of Ethics is considered to be a basic provision of your employment.  Any violation of the Code of Ethics by an employee will be considered serious and may result in disciplinary action, which may include, but is not limited to unwinding of trades, disgorgement of profits, warning,  monetary fine or censure,  suspension of personal trading  privileges, and suspension or termination of employment.  Repeated  offenses will be subject to additional sanctions of increasing severity.

ADMINISTRATIVE PROCEDURES

(a) The Compliance  Department of Delaware will identify all Affiliated Persons,
Access Persons, Investment Personnel and Portfolio Managers and will notify them of this  classification  and their  obligations  under this Code. The Compliance
Department   will  also  maintain   procedures   regarding  the  review  of  all
notifications  and reports  required to be made pursuant to Rule 17j-1 under the
Investment  Company Adct of 1940, Rule 204A-1 under the Investment  Advisers Act
of  1940,  or  this  Code  and  the  Compliance   Department   will  review  all
notifications and reports, such as portfolio holdings and securities transaction reports.

(b) The Legal or  Compliance  Department  shall report to the President or Chief
Executive  Officer any  apparent  violations  of the  prohibitions  or reporting requirements  contained in this Code of Ethics.  Such Chief Executive Officer or
President,  or both,  will review the reports made and determine  whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already  have been  imposed.  On a quarterly  basis,  a summary  report of material  violations of the Code and the sanctions  imposed  will be made to the  Board  of  Directors  or  Committee  of
Directors  created for that purpose.  In reviewing  this report,  the Board will consider  whether  the  appropriate  sanctions  were  imposed.  When  the  Legal
Department  finds  that a  transaction  otherwise  reportable  above  could  not reasonably be found to have resulted in a fraud, deceit or manipulative practice in  violation  of Rule  17j-1(b),  it may,  in its  discretion,  lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales  specifically  approved by the President or
Chief  Executive  Officer in  accordance  with Section  (I)(b)(D) of  Prohibited
Activities,  as  described  herein,  shall be  reported to the Board at its next regular meeting.

(d) The Board of Directors,  including a majority of independent directors, must approve  the  Fund's  Code,  as well as the Code of any  adviser  and  principal underwriter.  If an adviser or underwriter

makes a material changes to its code, the Board must approve the material change within six months.  The Board must base its  approval of a code of ethics,  or a material  change  to a  code,  upon  a  determination  that  the  code  contains provisions  reasonable  necessary to prevent "access persons" from violating the anti-fraud provisions of the Rule 17j-1.

(e) At least once a year,  the Board must be provided a written report from each
Rule 17j-1 organization that (1) describes issues that arose during the previous year under the code or  procedures  applicable  to the Rule 17j-1  organization, including,  but not limited to,  information  about  material  code or procedure violations and sanctions  imposed in response to those  material  violations and
(2) certifies to the Fund's board that the Rule 17j-1  organization  has adopted procedures reasonably necessary to prevent its access persons from violating its
Code of Ethics.

Appendix A - List of Mutual Funds subject to the Code of Ethics

o    All Delaware Investments Family of Funds
o    All Optimum Fund Trust
o    All Lincoln National VIP Funds
o    Diversified Investment Advisers - Small Cap Growth Fund
o    First Tennessee - First Funds Capital Appreciation
o    First Tennessee - First Horizon Capital Appreciation
o    Frank Russell Investment Company - Fixed Income I Fund
o    Frank Russell Investment Company - Fixed Income III Fund
o    Frank Russell Investment Company - Multistrategy Bond Fund
o    Frank Russell Trust Company - Russell Common Trust Core Bond Fund
o    Frank Russell  Company Limited - Frank Russell  Multi-Strategy  Global Bond
     Fund
o    Frank Russell Company Limited - Frank Russell  Investment Company plc - The
     U.S. Bond Fund
o    Mercantile Capital Opportunities Fund
o    MLIG Roszel/Delaware Small Cap Portfolio
o    MLIG Roszel/Delaware Trend Portfolio
o    SEI Institutional Investments Trust - Small Cap Fund
o    SEI Institutional Investments Trust - Small/Mid Cap Equity Fund
o    SEI Institutional Managed Trust - Small Cap Growth Fund
o    SEI Institutional Managed Trust - Tax Managed Small Cap Fund
o    UBS Pace Small/Medium Co Growth Equity Fund